                                                                     EXHIBIT 4.2


                   1994 Restricted Stock and Stock Option Plan


1.       Purposes of the Plan

         The purposes of the Morgan Keegan, Inc. 1994 Restricted Stock and Stock Option Plan (the "Plan") are to advance the interests of Morgan Keegan, Inc. and its subsidiaries, including Morgan Keegan & Company, Inc. (collectively, the "Company"), to increase stockholder value by providing the Company's officers and key employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with and rewards for outstanding service to the Company, its subsidiaries and/or its affiliates, and to provide the Company with an additional means to attract and retain qualified officers and key employees. The Plan will be known as the "1994 Restricted Stock and Stock Option Plan." Pursuant to the Plan, the Compensation Committee (as hereinafter designated) may grant stock options and restricted stock awards to officers and other key employees of Morgan Keegan, Inc., Morgan Keegan & Company, Inc., and their respective subsidiaries and/or affiliates, on the terms and subject to the conditions set forth in this Plan.


2.       Definitions


         As used in the Plan, the following terms shall have the meanings set forth below:


         2.1 "Award" means any form of Stock Option or Restricted Stock granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Compensation Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.

         2.2 "Award Agreement" means a written agreement setting forth the terms of an Award.

         2.3      "Board" means the Board of Directors of Morgan Keegan, Inc.

         2.4      "Change in Control" means any transaction pursuant to which
(i) the Company merges with another corporation and is not the surviving entity,
(ii) substantially all of the Company's assets are sold to persons or entities not affiliated with the Company, (iii) shares of Common Stock are issued or acquired by persons or entities not affiliated with the Company, who, acting as a group, have the voting power to change the composition of the Board, or (iv) any other transaction of a nature similar to the foregoing.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

         2.6 "Compensation Committee" means the Compensation Committee of Morgan Keegan & Company, Inc. Notwithstanding the foregoing, with respect to Awards to members of the Compensation Committee of Morgan Keegan & Company, Inc., the directors of Morgan Keegan, Inc. who are not officers or employees thereof will act as the Compensation Committee, and the term "Compensation Committee" as used herein shall mean those persons, where the context so requires.

         2.7 "Common Stock" means the Common Stock of the Company, $.625 par value.

         2.8 "Company" means Morgan Keegan, Inc., its subsidiaries and its affiliates.

         2.9 "Disability" means the inability to substantially perform the usual duties of the person's occupation by reason of a medically determinable physical or mental impairment which can be expected to be of long, continued and indefinite duration as determined by the Compensation Committee.

         2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

         2.11 "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the last sales price of the Common Stock on such date as reported on the New York Stock Exchange Consolidated Tape.

         2.12 "Incentive Stock Option" ("ISO") means any Stock Option intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of Section 422 of the Code.

         2.13 "Non-Qualified Stock Option" means any Stock Option awarded under this Plan that is not intended to be an Incentive Stock Option or that fails to meet the requirements applicable to an Incentive Stock Option.

         2.14 "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified Stock Option.

         2.15 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.

          2.16 "Participant" means any individual to whom an Award has been granted by the Compensation Committee under the Plan.

         2.17 "Restricted Stock" means shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to forfeiture provisions or such other conditions as may be determined by the Compensation Committee and specified in an Award Agreement.

         2.18 "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with any of the aforementioned, or termination of employment at or after age 55 under circumstances which the Compensation Committee, in its sole discretion, deems equivalent to retirement.

         2.19 "Termination of Employment" means the termination of a Participant's active employment with the Company which is not deemed to be a Retirement or a termination due to a Disability.

3.       Administration

         3.1 The Plan shall be administered and interpreted by the Compensation Committee.

         3.2 The Compensation Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Awards under the Plan; (c) determine the form of an Award, or combinations thereof, and whether such Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock to be covered by each such Award granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Compensation Committee shall determine, in its sole discretion; (f) determine whether Common Stock payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant; and (g) make any other determination or take any action that the Compensation Committee deems necessary or desirable for the administration of the Plan.

         3.3 Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Charter or By-Laws, or applicable law, the Compensation Committee shall have sole discretion in exercising authority under the Plan. The Compensation Committee may delegate to officers or managers of the Company or any subsidiary the authority, subject to such terms as the Compensation Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Compensation Committee may determine, to the extent permitted under Rule 16b-3 and applicable law. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Compensation Committee (or any of its members pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of all or any of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

4.       Eligibility

         Officers and key employees of the Company and its present and future subsidiaries, who are responsible for or contribute to the management, growth and profitability of the business of the Company, are eligible to receive Awards under the Plan.

5.       Shares Available for Awards

         5.1 The maximum number of shares of Common Stock of the Company that may be used in conjunction with the grant of Awards under the Plan is 1,000,000 (subject to adjustment as provided in Section 5.4 below).

         5.2 Shares of stock which are attributable to Awards which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Awards, during the calendar year in which they expire or otherwise become available, provided, however, that, if any such shares could not again be available for Awards to a Participant who is subject to Section 16 of the Exchange Act under applicable share counting requirements of Rule 16b-3, such shares shall be available exclusively for Awards to Participants who are not subject to Section 16.

         5.3 Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

         5.4 In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other change in corporate structure or capitalization affecting the Common Stock, the Compensation Committee may make appropriate adjustment in the number or kind of shares subject to options, rights and other Awards granted under the Plan, and/or the exercise price and other terms and conditions of Awards or appropriate adjustment in the maximum number of shares referred to in Section 5 of the Plan, as the Compensation Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants.

6.       Awards Under the Plan

         6.1 Stock Options. The Compensation Committee may grant Incentive Stock Options ("ISO"), Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company to such officers and key employees, in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option be granted hereunder after the expiration of 10 years after the date of the Plan. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.

         In the case of ISO's, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

         The exercise price at which shares of Common Stock may be purchased pursuant to the grant of an Option shall be fixed by the Compensation Committee at the time of grant; however, the price of an ISO must be equal to or greater than the Fair Market Value of the shares of Common Stock covered thereby. The exercise price of an ISO granted to any Participant who owns shares of Common Stock possessing more than 10% of the total combined voting power of all outstanding shares of Common Stock of the Company must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plan will not be ISOs to the extent that the Fair Market Value of the shares of Common Stock with respect to which ISOs first become exercisable in any year exceeds $100,000.

         6.2 Restricted Stock Awards. The Compensation Committee may grant Restricted Stock Awards ("RSAs") to such officers and key employees, in such amounts and subject to such terms and conditions as the Compensation Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Compensation Committee shall determine.

         Restricted Stock granted under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of any such certificates, and each Participant awarded Restricted Stock shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

         Unless otherwise determined by the Compensation Committee at the time of an Award, the holder of an RSA shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.

         In the event all or any of the shares subject to RSA are forfeited due to failure to meet or comply with restrictions imposed by the Compensation Committee at the time of grant prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.

         6.3 Consideration; Tandem and Substitute Awards. Except as provided in this Section 6.3 or to the extent that payment of lawful consideration may be required under the Tennessee Business Corporation Act, only services may be required as consideration for the grant (but not the exercise) of any Award. Awards granted under the Plan may, in the discretion of the Compensation Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any business entity to be acquired by the Company or any other right of a Participant to receive payment from the Company. If an Award is granted in substitution for another Award under the Plan or other award, the Compensation Committee shall require the surrender of such additional Award or other award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with additional Awards or awards under other plans may be granted either as of the same time as or a different time from the grant of such additional Awards or other awards.

         6.4 Vesting; Forfeiture. Awards of Options and Restricted Stock will vest and become non-forfeitable as determined by the Compensation Committee. Notwithstanding the foregoing, RSAs shall vest and become non-forfeitable upon the Death, Disability or Retirement of a Participant or upon a Change in Control. Subject to the provisions of Section 422A of the Code and Rule 16b-3, Options shall become exercisable in accordance with their terms in the event of Death, Disability or Retirement of a Participant or upon a Change in Control. Upon the termination of employment of any Participant for any reason other than Death, Disability, Retirement or Change in Control, any unvested Options or RSAs shall expire and be forfeited to the Company and shall thereafter be subject to reissuance under the 1994 Plan.

7.       Award Agreements

         Awards under the Plan shall be evidenced by an agreement approved by the Compensation Committee that sets forth the terms, conditions and limitations of an Award. The Compensation Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of or lapse of restrictions on an Award and the extension of time to exercise an Award, except that, no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant (except for an amendment made to cause the Plan to qualify for an exemption provided by Rule 16b-3). Any Award Agreement shall contain vesting and forfeiture provisions which are consistent with the provisions of Section 6.4 hereof.

8.       Miscellaneous Provisions Related to Participants

         8.1. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

         8.2. Except as may be otherwise provided under Section 6.3, no Award granted under the Plan, unless otherwise provided in the Award Agreement, shall entitle the holder of such Award to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are subject to such Award.

         8.3. The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be by surrender of unrestricted shares of Common Stock (valued at their then Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock (valued at their then Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock.

         8.4. A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Compensation Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting exercise or payment of any Award or, at the election of the holder of the Award, the Compensation Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligations.

         8.5. If the Compensation Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company or from any bank or other third party, on such terms as are determined by the Compensation Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Compensation Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

         8.6. Awards, and any right that comes within the general definition of "derivative security" of Rule 16a-1(c) under the Exchange Act, shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 8.7), and during the Award holder's lifetime, such Awards and rights shall be exercisable only by such holder or such holder's duly appointed guardian or legal representative.

         8.7. Each Participant may file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the Plan upon the Participant's death. If no such designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the Participant's estate shall be entitled to receive the Award or related payment, if any, payable under the Plan upon the Participant's death.

9.       Governing Law

         The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

10.      Severability

         If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award under any law deemed applicable by the Compensation Committee, such provision or Award shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended, in the determination of the Compensation Committee, without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.      Unfunded Plan

         The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Compensation Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right (unless otherwise determined by the Compensation Committee) shall be no greater than the right of any unsecured general creditor of the Company.

12.      Rule 16b-3 Compliance

         12.1 Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.

         12.2 It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

         12.3 No Option shall be granted prior to December 31, 1994, that has an option price, base price, or exercise price less than 50% of the fair market value of the underlying shares at the date of grant.

13.      Effective Date and Term of Plan

         13.1 The Plan shall be submitted to the stockholders of the Company for their approval at the Annual Meeting of Stockholders to be held November 22, 1994. The Plan shall become effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.

         13.2 The Plan shall remain in effect until August 24, 2004, unless sooner terminated by the Board. After this date, no further Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions, as stated in the Award Agreement, and conditions of the Plan.

14.      Amendment and Termination of the Plan

         14.1 The Plan may be amended by the Board in any respect, without the consent of stockholders or Participants, except that any such amendment (although effective when made) shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to subject any other amendment to the Plan to stockholders for approval. In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the Plan without the consent of such Participant, unless required by law.

         14.2 The Plan may be terminated at any time by the Board. No further Awards may be made under the Plan after termination, but termination shall not affect the rights of any Participant under, or the authority of the Compensation Committee with respect to, any grants or awards made prior to termination.